As filed with the Securities and Exchange Commission on October 12, 2010

                                                     Registration No. 333-169251
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                AMENDMENT NO. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      3713
            (Primary Standard Industrial Classification Code Number)

                                   27-2962991
                        (IRS Employer Identification No.)

                          7000 Merrill Avenue, Suite 31
                                 Chino, CA 91710
                Telephone (909) 614-7007 Facsimile (909) 614-7007
   (Address and telephone number of registrant's principal executive offices)

                           Law Offices of Gary L. Blum
                          Corporate and Securities Law
                       3278 Wilshire Boulevard, Suite 603
                              Los Angeles, CA 90010
                Telephone (213) 381 7450 Facsimile (213) 384 1035
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a Smaller reporting company)


============================================================================================================
     Title of                               Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered         per Share (1)        Offering Price       Registration Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock, Shares       10,000,000            $0.01                $100,000                $7.14
============================================================================================================

(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Greentech Transporation Industries Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                    GREENTECH TRANSPORTATION INDUSTRIES INC.

                                   PROSPECTUS
                                10,000,000 SHARES
                         COMMON STOCK AT $.01 PER SHARE


This is the initial offering of common stock of Greentech Transportation Industries Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a price of $.01 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. They will sell the shares and intend to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction; however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. The shares will be offered at a price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 2010 (date to be inserted in a subsequent amendment).


                    Offering Price                           Proceeds to Company
                      Per Share           Commissions          Before Expenses
                      ---------           -----------          ---------------

Common Stock            $0.01           Not Applicable            $100,000

Total                   $0.01           Not Applicable            $100,000

Greentech Transportation Industries Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Greentech Transportation Industries Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS", BEGINNING ON PAGE 4, BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2010

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     The Offering                                                            3
RISK FACTORS                                                                 4
     Risks Associated with our Business                                      4
     Risks Associated with this Offering                                     8
USE OF PROCEEDS                                                             10
DETERMINATION OF OFFERING PRICE                                             11
DILUTION                                                                    11
PLAN OF DISTRIBUTION                                                        12
     Offering will be Sold by Our Officers and Directors                    12
     Terms of the Offering                                                  13
     Deposit of Offering Proceeds                                           13
     Procedures and Requirements for Subscribing                            13
DESCRIPTION OF SECURITIES                                                   13
INTEREST OF NAMED EXPERTS AND COUNSEL                                       14
DESCRIPTION OF OUR BUSINESS                                                 14
     Executive Summary                                                      14
     Distribution Methods                                                   15
     Competitive Strengths and Strategy                                     15
     Sources and Availability of Raw Materials                              16
     Dependence on one or a few Major Customers                             16
     Patents, Trademarks, Franchises, Concessions, Royalty
     Agreements or Labor Contracts                                          16
     Need for Government Approval for Proposed Products or Services         16
     Bankruptcy or Similar Proceedings                                      17
     Reorganization, Purchase or Sale of Assets                             17
     Effects of Exisiting or Probable Government Regulation                 17
     Research and Development Costs during the Last Two Years               17
     Costs and Effects of Compliance with Environmental Laws                17
     Employees and Employment Agreements                                    17
DESCRIPTION OF PROPERTY                                                     17
LEGAL PROCEEDINGS                                                           17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    17
REPORTS TO SECURITY HOLDERS                                                 19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                23
EXECUTIVE COMPENSATION                                                      25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              28
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                  28
AVAILABLE INFORMATION                                                       28
FINANCIAL STATEMENTS                                                        28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                                    28

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          7000 MERRILL AVENUE, SUITE 31
                                 CHINO, CA 91710
                                 (909) 614-7007

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "THE COMPANY" AND "GTI" REFERS TO GREENTECH TRANSPORTATION INDUSTRIES INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY


Greentech Transportation Industries Inc. ("GTI") was incorporated in the State of Nevada on June 25, 2010. Our business is a distribution channel for reputable Chinese bus companies for the sale of their hybrid, electric, alternative fuel heavy duty transit buses, luxury motor coaches and tour buses into the Americas, initially Latin America and later, after assisting them with obtaining required certifications, the U.S. and Canadian marketplace. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues or operating history. The principal executive offices are located at 7000 Merrill Avenue, Suite 31, Chino, CA 91710. The telephone number is (909) 614-7007.


We received our initial funding of $20,000 through the sale of common stock to Ian B. McAvoy, an officer and director who purchased 20,000,000 shares of our common stock at $0.001 per share on June 25, 2010. Our financial statements from inception (June 25, 2010) through July 31, 2010 report no revenues and a net loss of $801. Our independent auditor has issued an audit opinion for GTI which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

The Issuer:                   Greentech Transportation Industries Inc.

Securities Being Offered:     10,000,000 shares of common stock.

Price per Share:              $0.01

Offering Period:              The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                 $100,000

Securities Issued
 and Outstanding:             20,000,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration Costs:           We estimate our total offering registration costs
                              to be $6,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.


GTI was incorporated June 25, 2010 and we have not yet commenced our business operations. Until we are actually in the marketplace for a demonstrable period of time, it is impossible to determine if our business strategy will be viable or successful. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our business plan or offered any products. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this Offering. The timing of the completion needed to commence operations and generate revenues is contingent on the success of this Offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATION.

We recently commenced operations and have a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by development stage companies in evolving industries. Some of these risks and uncertainties relate to our ability to:

     1.   Establish and maintain our market position;
     2.   Respond to competitive market conditions;
     3.   Increase awareness of our brand;
     4.   Respond to changes in our regulatory environment;
     5.   Maintain effective control of our costs and expenses;
     6.   Raise sufficient capital to sustain and expand our business; and
     7.   Attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.


WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IF WE HAVE COST OVERRUNS OR FAIL TO GENERATE REVENUE IN THE ANTICIPATED TIMEFRAME. IF WE DO NOT OBTAIN SUCH FINANCING, WE MAY HAVE TO REDUCE OR CEASE OUR ACTIVITIES AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Our 12-month business plan will be funded by the $100,000 raised in this Offering. There is no assurance that we will operate profitably or generate positive cash flow in the future. We may require additional financing to sustain our business operations if we are not successful in receiving revenues at the levels we anticipate or we experience cost overruns. We currently do not have any arrangements for further financing other than the Offering described in this prospectus, and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Because of the worldwide economic downturn or because of other reasons, we may not be able to raise any additional funds that we require on favorable terms, if any. The failure to obtain necessary financing, if needed, may impair our ability to continue in business. If we do not obtain such financing, if required, our business could fail and investors could lose their entire investment.


YOU MAY SUFFER SIGNIFICANT DILUTION IF WE RAISE ADDITIONAL CAPITAL

If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences or privileges with respect to liquidation, dividends, redemption, voting and other matters that are senior to or more advantageous than our common stock.

IF WE OBTAIN DEBT FINANCING, WE WILL FACE RISKS ASSOCIATED WITH FINANCING OUR OPERATIONS.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.

A FAILURE TO MEET CUSTOMER SPECIFICATIONS OR EXPECTATIONS COULD RESULT IN LOST REVENUES, INCREASED EXPENSES, NEGATIVE PUBLICITY, CLAIMS FOR DAMAGES AND HARM TO OUR REPUTATION AND CAUSE DEMAND FOR OUR PRODUCTS TO DECLINE.

 In addition, our customers may have additional expectations about our products. Any failure to meet customers' specifications or expectations could result in:

     *    delayed or lost revenue;
     * requirements to provide additional services to a customer at reduced charges or no charge;
     * negative publicity about us, which could adversely affect our ability to attract or retain customers; and
     * claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms.

THE CONTINUTATION OR WORSENING OF CURRENT RECESSIONARY ECONOMIC CONDITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY AND FINANCIAL CONDITION.

We are in the midst of a significant global recession. Current conditions are causing significant global economic uncertainty, thus subjecting us to significant planning risk with respect to our business and potential pricing pressure on our products. We cannot predict when the recession will end or what our prospects will be once the recession has ended and markets resume to more normal conditions. In addition, the recession may last longer and/or be more severe than we currently anticipate. The continuation of current economic conditions for an extended period of time or the worsening of such conditions could have a material adverse effect on our business.

OUR ABILITY TO SUCCESSFULLY MARKET OUR PRODUCTS COULD BE SUBSTANTIALLY IMPAIRED IF OUR PRODUCTS DO NOT PROVE TO BE RELIABLE, EFFECTIVE AND COMPATIBLE.


We may experience difficulties that could delay or prevent the successful marketing of our products. If the products we represent suffer from reliability, quality or compatibility problems, market acceptance of the products could be greatly hindered and our ability to attract customers could be significantly reduced. We cannot assure you that the products we represent will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to manage the products, our ability to successfully market the products could be substantially limited.


OUR SUCCESS IS DEPENDENT ON A LIMITED NUMBER OF KEY EXECUTIVES.

The success of our business strategy and our ability to operate profitably depends on the continued employment of our senior management team. The loss of the services of one or more of these key executives could have a material adverse effect on our business, financial condition and/or results of operations. There can be no assurance that we will be able to retain our existing senior management, attract additional qualified executives or adequately fill new senior management positions or vacancies created by expansion or turnover. We do not have employment agreements with certain members of our senior management team and we do not maintain key-person life insurance policies on their lives. The loss of any of our senior management or key personnel could seriously harm our business.


TWO OF OUR THREE OFFICERS AND DIRECTORS HAVE NO EQUITY OWNERSHIP IN THE COMPANY.

Phillip Oldridge, our CEO and a director and David Oldridge, a director, have no equity ownership in the Company. The success of our business strategy and our ability to operate profitably depends on the continued services of Phillip Oldridge and David Oldridge. There is a risk that because they have no equity ownership in the Company if offered a position with another company they may be more likely to leave and the loss of their services could have a material adverse effect on our business, financial condition and/or results of operations.


GOVERNMENT FUNDING PROGRAMS AND PRIORITIES CAN CHANGE QUICKLY AND IN WAYS POTENTIALLY ADVERSE TO OUR RECEIPT OF PARTICULAR CONTRACTS.

Our potential customer base are municipal and other local transit authorities, as well as private companies that contract with local and regional governments, all of whom rely on funding from various levels of government to purchase transit buses. While government funding for transit buses has been relatively stable in recent years, any change in government funding or legislation could severely curtail funding to our potential customers thereby adversely affecting our ability to procure contracts. There can be no assurance that this funding will continue to be available at current levels, on the same terms or at all. Any decline in or changes to the terms of governmental funding for purchases of new transit buses could have a material adverse effect on our business, financial condition and/or results of operations.

CHANGES IN TAX POLICIES AND GOVERNMENT INCENTIVES MAY REDUCE OR ELIMINATE THE ECONOMIC BENEFITS THAT MAY MAKE OUR PRODUCT ATTRACTIVE TO POTENTIAL CUSTOMERS.

In some jurisdictions governments provide tax benefits and incentives for clean-air vehicles, including tax credits, rebates and reductions in applicable tax rates. Any reduction in, or elimination of, these tax benefits or incentives may cause any potential customers to not have the funding needed to purchase product from us, this would have a material adverse effect on our business, financial condition and/or results of operations.

FUTURE OPERATIONS COULD BE AFFECTED BY INTERRUPTIONS OF PRODUCTION BEYOND OUR CONTROL.


Our business, financial condition and/or results of operations may be adversely affected by certain events that we cannot anticipate or that are beyond our control, such as earthquakes, fires, floods, hurricanes, wars, terrorist attacks, computer viruses, pandemics, breakdowns or impairments of our information system or communication network, or other natural disasters and/or national emergencies that could curtail production at the facilities which manufacture the products we distribute and may cause delayed deliveries and canceled orders. Even if the facilities are not directly affected by such events, we could be affected by interruptions at their suppliers. Such suppliers may be less likely to be able to quickly recover from such events and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. In addition, global supply disruptions, such as those caused by political or other dislocations, could lead to shortages of materials used in the buses. These could delay and/or increase the cost of the buses and result in an adverse effect on our future profitability.


OUR BUSINESS WILL BE DEPENDENT ON CONTRACTS THAT ARE AWARDED THROUGH COMPETITIVE BIDDING.

If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our business, financial condition and/or results of operations could be materially and adversely affected.

CURRENT REQUIREMENTS UNDER "BUY AMERICAN" LEGISLATION MAY CHANGE OR BECOME MORE STRINGENT.

Manufacturers of new buses for use in the United States must comply with "Buy America" legislation in order for new bus purchases to qualify for federal funding. "Buy America" legislation requires that buses purchased with federal funds contain a minimum of 60% U.S. content by cost and that final assembly take place in the United States. There can be no assurance that the current "Buy America" requirements will not change and/or become more stringent. Alternatively, should "Buy America" requirements become less stringent, foreign competitors without significant U.S. operations may be able to penetrate the U.S. market and gain market share. Any changes in "Buy America" legislation may have a material effect on our business, financial condition and/or results of operations.

WE WILL FACE SIGNIFICANT COMPETITION IN OUR INDUSTRY, AND MANY OF OUR COMPETITORS HAVE LONGER OPERATING HISTORIES, ESTABLISHED PRODUCTS AND GREATER FINANCIAL RESOURCES THAN WE DO.


The transit supply industry is intensely competitive and fragmented. We will compete against product lines of large established companies that supply bus products.


We expect to face additional competition from large, experienced, diversified firms as well as other highly resourceful small business concerns. If any of these competitors is able to respond more quickly to new or emerging technologies or market developments than we do, our competitive position may suffer. Additionally, our larger competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price and/or the availability of key professional personnel and customer support.

There can be no assurance that we will be able to compete successfully in this market. Increased competition is likely to result in price reductions and reduced gross profit margins which would have a material adverse effect on our business, financial condition and/or results of operations.

OUR BUSINESS WILL BE SUBJECT TO THE RISKS OF DOING BUSINESS IN FOREIGN
COUNTRIES.

Doing business internationally exposes us to certain unique and potentially greater risks than domestic business. International business is subject to local government regulations and procurement policies and practices, including the following:

     * the complexity and necessity of using foreign agents, representatives, distributors, consultants, and suppliers;
     * regulations relating to import-export control, accounting, taxation, financing and payment arrangements, exchange controls and dispute resolution;
     *    the difficulty of managing and operating an enterprise overseas; and
     * economic and geopolitical developments and conditions, including international hostilities, acts of terrorism and governmental reactions, inflation, trade relationships, changes in governments and military and political alliances.

While these factors and their effects are difficult to predict, any one or more of these factors could adversely affect our business, results of operations and/or financial condition.


WE MAY INCUR MATERIAL LOSSES AND COSTS AS A RESULT OF PRODUCT LIABILITY CLAIMS.

We are subject, in the ordinary course of business, to litigation involving product liability and other claims against us related to personal injury and warranties (including wrongful death). Even though we are strictly a sales and distribution agent, if our Chinese manufacturers have a defective product or damages arise that are not covered by their warranty provisions, we may experience material product liability losses in the future. In addition, we may incur significant costs to defend product liability claims. We could also incur damages and significant costs in correcting any defects, lose sales and suffer damage to our reputation. Significant product liability claims could have a material adverse effect on our business, financial condition and/or results of operations. Moreover, the adverse publicity that may result from a product liability claim or perceived or actual defect with our products could have a material adverse effect on our ability to successfully market our products.

INSURANCE COVERAGE MAY BE INADEQUATE TO COVER ALL SIGNIFICANT RISK EXPOSURES.

We may be exposed to liabilities that are unique to the products we distribute. While we will maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and/or results of operations.


                       RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHES THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between GTI and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.


All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.


YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 (per share) to $0.004 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.006 per share, reflecting an immediate dilution.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $6,000 cost of this registration statement to be paid from existing cash on hand. If necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the annual costs and expenses for SEC reporting and compliance to be $11,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


IAN B. MCAVOY, A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 66.6% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. McAvoy's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.


AFTER COMPLETION OF THE OFFERING IAN B. MCAVOY WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER THE COMPANY DUE TO HIS PERCENTAGE OF OWNERSHIP OF OUR COMMON STOCK.

After the completion of this offering, Ian B. McAvoy, an executive officer and director, will own 66.6% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including approval of significant corporate transactions, changes in control of the company or other corporate matters. He may make decisions without regard to the interests of minority shareholders.


                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $100,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:


                                              Planned Expenditures Over
                      Category                    The Next 12 Months
                      --------                    ------------------

                  Advertising                        $ 10,000
                  Travel & Expenses                  $ 18,000
                  Marketing                          $ 10,000
                  Legal and Accounting               $ 22,000
                  Administrative*                    $ 40,000
                                                     --------
                  TOTAL PROCEEDS TO COMPANY          $100,000
                                                     ========
----------
* Administrative expenses includes a salary for one office manager who will handle administrative and secretarial duties and the cost of setting up a basic front office (computer, office supplies, monthly telephone expenses, etc.)

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. We estimate our offering costs to be $6,000, which will be paid from our current cash on hand. We do not anticipate having a shortage of cash prior to the offering being completed, however; if necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. The loan would be interest-free with no specific terms of repayment, but not payable from proceeds of the offering. We will require full funding from the offering to implement our complete business plan.


                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of July 31, 2010, the net tangible book value of our shares was $19,199 or ($.001) per share, based upon 20,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 30,000,000 shares to be outstanding will be $119,199, or approximately $.004 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (20,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 (per share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.004 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares. After completion of the offering, the existing shareholder will own 66.6% of the total number of shares then outstanding, for which he will have made an investment of $20,000 or $.001 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $.01 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.01
     Net Tangible Book Value Prior to this Offering          $.001
     Net Tangible Book Value After Offering                  $.004
     Immediate Dilution per Share to New Investors           $.006

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                           Price Per  Total Number of  Percent of  Consideration
                             Share      Shares Held    Ownership       Paid
                             -----      -----------    ---------       ----

     Existing Shareholder    $.001       20,000,000       66.6       $ 20,000
     Investors in this
      Offering               $.01        10,000,000       33.3       $100,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This prospectus permits our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors, Phillip W. Oldridge, Ian B. McAvoy and David Oldridge, will sell the shares and intend to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers/directors were not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers/directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officers/directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers/directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Mr. Phillip Oldridge, Mr. Ian McAvoy and Mr. David Oldridge, who will be offering the securities, may each be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act of 1933, as amended. They each intend to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. A copy of this prospectus will be provided to any prospective investor.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS


This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.


PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Greentech Transportation Industries Inc. Subscriptions, once received by the Company, are irrevocable.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 150,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. A current officer and director owns 66.6% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

We are not required to furnish you with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act upon effectiveness of the registration statement. The reports will be filed electronically. The reports we will be required to file are on forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Ste. 603, Los Angeles, CA 90010 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Chang Park, CPA, 2667 Camino Del Rio South, Plaza B, San Diego CA 92108, an independent certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Chang Park, CPA has presented his report with respect to our audited financial statements and it is included in reliance upon his authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

EXECUTIVE SUMMARY

Greentech Transportation Industries, Inc. ("GTI") was incorporated in Nevada on June 25, 2010 and is considered a development stage company. At that time Phillip Oldridge was appointed Chairman of the Board of Directors and CEO, Ian
B. McAvoy was appointed President, Secretary, CFO, Treasurer and Director and David Oldridge was appointed as a Director. The Board voted to seek capital and begin development of our business plan. We received our initial funding of $20,000 through the sale of common stock to Ian B. McAvoy who purchased 20,000,000 shares of our Common Stock at $0.001 per share on June 25, 2010.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS


Our proposed business is a distribution channel for reputable Chinese bus companies for the sale of their hybrid, electric, alternative fuel heavy duty transit buses, luxury motor coaches and tour buses.. The vehicles will come in many model varieties with Partial Zero Emission Vehicle (PZEV) qualified engines in hybrid, clean diesel, Compressed Natural Gas (CNG) and fuel cell that are cleaner than the general competition as the Chinese manufacturer(s) will be modifying some components to exceed Environmental Protection Agency (EPA) standards. The initial marketing campaign will focus on Latin America, as the Chinese buses are currently compliant with standards in Latin America. While revenues are realized from the Latin American market we will be assisting the Chinese manufacturers in obtaining certifications in the U.S. and Canada. The vehicles will have North American components already approved by the US Department of Transportaion (USDOT) and EPA standards. The vehicles will be manufactured in Asia, to reduce costs, using North American quality standards in existing and new manufacturing facilities that will manufacture buses under the GTI brand name.

The city transit buses, which will be the first phase venture, will come in multiple lengths and engine types to meet the specialized needs of different transit markets in the Americas, initially the Latin American market. Our vision is become one of the leading distributors of eco friendly public transit and private transportation vehicles in the Americas and ultimately on a global scale.

Our target market is cities and municipalities who utilize a lowest price, sealed bid, competitive bidding process. We believe this type of process will generate the greatest revenue for the Company as the only determining factor in awarding a low/sealed bid contract is price. With our access to the Chinese buses that can be manufactured at a lower price we believe we will be able to collect many of the low/sealed bid contracts.

We do not design, manufacture or assemble the buses. As a distributor of the buses, upon winning a contract, we would inform the Chinese manufacturers of the exact specifications required by each contract.


DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES


We initially plan to market and distribute the GTI brand vehicles in the Americas, Latin America first and then the US and Canada, as this market has the largest demand for eco tech equipment at this time. Once we start to become better known we hope to be able to expand internationally by attendance at industry and trade shows and by entering into sales agency or distribution agreements with independent agents, each of whom will be granted exclusive rights to market and sell GTI equipment in its respective territory.

We will fulfill all customer orders from our offices in Chino, CA, USA. For initial orders in Latin America the equipment will be shipped complete to the country of order, as the Chinese buses currently meet all requirements in the Latin American market. Later equipment for North American orders will be shipped on pallets from Asia to Long Beach, USA and final assembly will be completed in the USA to meet federal "Buy America" requirements, with the Chinese manufacturing entity being responsible for final assembly. The equipment will then be shipped by truck or rail to its final destination in North America.

The typical public procurement experience begins with targeted marketing to the transit industry through trade shows and personal meetings with agency procurement specialists. The Chinese manufacturer will supply a prototype to the Company at no charge to be used for advertising and marketing purposes. GTI will maintain an up to date forward order management system that analyses all bids for equipment across the Americas. This system will be provided at no charge to the Company by the officers and directors who have the background and technique to set up and run the system. The search for orders that meet specific needs, including the ordering process and product delivery and post-purchase support requirements will determine the priority of the bids pursued. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's facility and efficiently handle customer inquiries is as important to customer satisfaction as a superior product selection. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name.


STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

Equipment is currently being designed to meet the Americas market requirements.

COMPETITION, COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION


The transit supply industry is intensely competitive and fragmented; however, there is an emerging market for eco-friendly products at a competitive price. Two of our directors have long-standing established relationships in the industry and particularly with bus manufacturers in China and are currently working with manufacturers in China to secure Letters of Intent (LOI's) for exclusive distribution contracts. We will compete against product lines of large established companies that supply Original Equipment Manufacturer (OEM) products. However we do not believe these companies have the relationships in China and other Asian nations that we do so their products would be priced at a competitive disadvantage to the GTI product line.

We believe that our competitive strengths will be our relations with major Asian manufacturing companies, our ability to propose changes to equipment to meet market requirements, our knowledge of the global transit marketplace, the quality of the materials and most importantly, the uniqueness of our products to an increasingly environmentally conscious client. Although there are many companies that provide this type of equipment, most do not or have not yet provided an environmentally conscious product line due to price, technology or lead-time. We believe our key competitive advantages will be price, quality and availability to the market place.


SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS


We are a distribution entity with major relationships within the Asian markets. We do not manufacture product. The Company will act as a broker, when necessary, between the Chinese manufacturers and North American suppliers to advise on specific requirements based on contracts and expedite product orders. We currently have no contracts in place with any manufacturers or suppliers.

Our proposed Chinese product suppliers plan to source all of their materials from both Asian and North American companies. The steel and aluminum will be Asian from Alcon and engines from CAT, Cummins, Navistar and MAN. Transmissions and other propulsion parts will be supplied by Eaton, ZF and Cummins. Other components will be sourced based upon the customers' preference but there are many sources of parts and heavy competition in the industry.


They will continually source approved new materials from other suppliers who may produce different materials, materials of higher quality or similar materials that are lower priced.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers in the Americas for our product line, there will be no problem with dependence on one or few major customers.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We believe our product line to be unique. We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. We will enter into NDA's with our Asian partners and will have legally binding agreements with them for product and distribution rights. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES


Currently the buses provided by the Chinese manufacturers meet the requirements of the Latin American countries.

For the U.S. and Canadian martket, the US Department of Transportation has a process in which a company can become a self certified approved entity for product distribution, allowing the company to bring equipment to market subject to random checks on components of the first VIN equipment to reach North American shores. The process is outlined in manuals provided by the USDOT. Members of our management team have been involved in the process in the past and plan to institute the process for GTI in the future.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

The government could develop more stringent environmental laws that require lower emissions but our product lines are already lower emission than the standard equipment.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

These costs and effects are minimal as the product lines we sell are already designed as eco friendly.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

We currently have three employees, all of which are our executive officers, namely, Phillip Oldridge, Ian McAvoy and David Oldridge. Phillip Oldridge devotes full time to our business and currently is responsible for our general strategy, fund raising and relations with Asian product manufacturing executives. Ian McAvoy devotes full time on company organization, laying out future marketing and sales plans and building business in the Americas. David Oldridge devotes full time to the technical aspects of the business and is responsible for supply chain management to ensure the appropriate equipment is shipped to the customer. Once the offering is complete we will hire additional staff.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The executive offices of GTI are located at is at 7000 Merrill Avenue, Suite 31, Chino, CA 91710. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act of 1934. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

The Company's stock transfer agent is Holladay Stock Transfer.

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of the registration statement, of which this prospectus is a part, will be subject to certain reporting requirements by the U.S. Securities and Exchange Commission (SEC) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $801 in expenses through July 31, 2010. The following table provides selected financial data about our company for the period from the date of incorporation through July 31, 2010. For detailed financial information, see the financial statements included in this prospectus.

                     Balance Sheet Data:          7/31/2010
                     -------------------          ---------

                     Cash                          $20,000
                     Total assets                  $20,000
                     Total liabilities             $   801
                     Shareholders' equity          $19,199

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the Company funds to complete the registration process.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling our products. There is no assurance we will ever reach that point.


Our current cash balance is $20,000 with $801 in outstanding liabilities. We believe our cash balance along with loans from our director is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees; however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $20,000 in equity securities to pay for our minimum level of operations.


PLAN OF OPERATION


We initially plan to market and distribute the GTI brand vehicles in the Americas as this market has the largest demand for eco tech equipment at this time. We will fulfill all customer orders from our offices in Chino, California, USA. For initial orders in Latin America the equipment will be shipped complete to the country of order, as the Chinese buses currently meet all requirements in the Latin American market. Later equipment for North American orders will be shipped on pallets from Asia to Long Beach, California, USA and final assembly will be completed in the USA to meet federal "Buy America" requirements, with the Chinese manufacturing entity being responsible for final assembly. The equipment will then be shipped by truck or rail to its final destination in North America.


PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $100,000 raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales to begin within 12 to 18 months. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum.


We plan to complete our 12 month milestones, after receiving funding from this offering, as follows:

First Quarter: (currently estimated to be November 2010 - January 2011)

Travel to finalize exclusive distribution contracts.                            Travel costs $5,000
Hire consultant for webpage optimization and creation of marketing materials.   Marketing costs $4,000
Auditor fees for financial review and attorney fees                             Legal & Acctg costs $5,000
Set up office and hire administrative employee.                                 Administrative costs $11,500
First prototype anticipated to be shipped to the USA: December 2010             (No cost to Company)

                                    Total First Quarter Costs                   $25,500

Second Quarter: (currently estimated to be February 2011 - April 2011)

Advertising to cities & municipalities                                          Advertising costs $3,000
Travel to finalize low/sealed bid contracts.                                    Travel costs $4,000
Printing of marketing materials and trade show costs.                           Marketing costs $2,000
Auditor fees for financial review and attorney fees                             Legal & Acctg costs $5,000
Salary for administrative employee and office costs.                            Administrative costs $9,500
First Latin American Sale: April 2011

                                    Total Second Quarter Costs                  $23,500

Third Quarter: (currently estimated to be May 2011 - July 2011)

Advertising to cities & municipalities                                          Advertising costs $3,000
Travel to finalize low/sealed bid contracts and visit China manufacturers       Travel costs $6,000
Printing of marketing materials and trade show costs.                           Marketing costs $2,000
Auditor fees for financial review and attorney fees                             Legal & Acctg costs $5,000
Salary for administrative employee and office costs.                            Administrative costs $9,500

                                    Total Third Quarter Costs                   $25,500

Fourth Quarter: (currently estimated to be August 2011 - October 2011)

Advertising to cities & municipalities                                          Advertising costs $4,000
Travel to finalize low/sealed bid contracts                                     Travel costs $3,000
Printing of marketing materials and trade show costs.                           Marketing costs $2,000
Auditor fees for financial audit and attorney fees                              Legal & Acctg costs $7,000
Salary for administrative employee and office costs.                            Administrative costs $9,500
First North American Sale:  September 2011

                                    Total Fourth Quarter Costs                  $25,500

If the Company has customers or revenue during this 12-month period, the business plan may change or be accelerated. There can, however, be no assurance that the Company will have either customers or revenue. Typically the low/sealed bid process includes a 20-30% down payment at the time of order and the remaining Cash on Delivery terms. On large production orders progress payments based upon production milestones are utilized. Production of a new bus generally takes 2 months with overseas shipping taking 1 month. For the initial orders into the Latin American market, with complete buses being delivered, lead time on an order would therby be a minimum of 3 months before GTI would receive full payment.


MANUFACTURE AND ASSEMBLY OF PROPOSED PRODUCT

We are a distribution entity with major relationships within the Asian markets. We do not manufacture product.

MARKETING

The typical public procurement experience begins with targeted marketing to the transit industry through trade shows and personal meetings with agency procurement specialists. GTI will maintain an up to date forward order management system that analyses all bids for equipment across the Americas. The search for orders that meet specific needs, including the ordering process and product delivery and post-purchase support requirements will determine the priority of the bids pursued. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's facility and efficiently handle customer inquiries is as important to customer satisfaction as a superior product selection. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.


Our directors have verbally agreed to advance funds as needed for filing and professional fees until the offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law. If the directors do loan the company operating funds the terms of these loans are non-interest bearing with no specific terms of repayment other than they will not be repaid from the proceeds of the offering.


We received our initial funding of $20,000 through the sale of common stock to Phillip Oldrige, our CEO, who purchased 20,000,000 shares of our common stock at $0.001 per share on June 25, 2010. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (June 25, 2010) through July 31, 2010 report no revenues and net losses of $801.

SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a July 31 year-end.

B. BASIC EARNINGS PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

G. ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

H. NEW ACCOUNTING PRONOUNCEMENTS

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company's financial statements.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officers and directors are as follows:

      Name and Address of Executive
         Officer and/or Director              Age           Position
         -----------------------              ---           --------

      Phillip W. Oldridge                     49      Chairman and CEO
      7000 Merrill Avenue, Suite 31
      Chino, CA  91719

      Ian B. McAvoy                           44      President, Secretary, CFO,
      7000 Merrill Avenue, Suite 31                   Treasurer and Director
      Chino, CA  91719

      David Oldridge                          52      Director
      7000 Merrill Avenue, Suite 31
      Chino, CA  91719

The three persons named above are the promoters of GTI, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. The three persons named above have served in their positions from GTI's inception (June 25, 2010) until present.

TERM OF OFFICE

Directors are appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Company by-laws or Nevada corporate law. Officers are appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We currently have three employees, all of which are our executive officers, namely, Phillip Oldridge, Ian McAvoy and David Oldridge. Phillip Oldridge devotes full time to our business and currently is responsible for our general strategy, fund raising and relations with Asian product manufacturing executives. Ian McAvoy devotes full time on company organization, laying out future marketing and sales plans and building business in the Americas. David Oldridge devotes full time to the technical aspects of the business and is responsible for supply chain management to ensure the appropriate equipment is shipped to the customer. Once the offering is complete we will hire additional staff.

No officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) nor are they the subject of any currently pending criminal proceeding.

EXECUTIVE BIOGRAPHIES

PHILLIP OLDRIDGE, Chairman & CEO


Mr. Oldridge is a 30-year veteran of the private transportation sector including ownership of and operation of bus companies including Alpine Coach Lines, Vancouver, BC, Cannon Coach Lines, Vancouver, BC, Travel Impressions, Los Angeles, CA and Nevada Charter, Las Vegas, NV. Mr. Oldridge also founded Canamera; a US based leasing company that specialized in the refurbishment, sale and lease of used coaches.

In 2002, Mr. Oldridge founded Bus & Coach International with development and established manufacturing bases in China. Mr. Oldridge left the company in December 2009.


IAN MCAVOY, President, Secretary, Treasurer, CFO and Director


Mr. McAvoy is a 20-year veteran of the public transit sector. From 1992 to July 2009, Mr. McAvoy was in the service of San Mateo County Transit District, as the Chief Development Officer from June 2004 to July 2009. In this position, Mr. McAvoy managed a staff of 70 plus 65 consultants and oversaw the agency's strategic visioning, business planning and development growth programs. Mr. McAvoy consulted for a number of start-up ventures in the green tech industry leading to an appointment as President / CEO of Cleantech Transit Inc (CLNO) in March 2010. Mr. McAvoy recently resigned his position to become President of Greentech Transportation Industries Inc.

Mr. McAvoy's experience includes introducing private sector corporate business practices to the public sector with a focus on efficiency and change in management leadership for cost effectiveness. He has relationships with many of the transit authority's executive leaders and elected officials and has a wide network of colleagues in the public and private transit sector. He has working knowledge of how public transit authorities operate and understands the forward order management and international bus procurement processes. Mr. McAvoy received his BS in Town & Country Planning from Heriot-Watt University, Edinburgh, Scotland.


DAVID OLDRIDGE, Director, Product Development

Mr. Oldridge most recently was the Executive Vice President of Bus and Coach International. He left in December 2009 to consult on a series of eco tech ventures specializing in transit equipment. From February 2002 to April 2006,

Mr. Oldridge was a field engineering subcontractor for Bombardier / Las Vegas Monorail Air Conditioning Systems. Mr. Oldridge began his career in the heavy vehicle industry more than 25 years ago and has worked in many facets of maintenance, service support and product design. He has supervised national technical training plans for other North American motor coach distributors, including ABC companies and Neoplan, and has been responsible for motor coach product re-engineering and service support for various transport companies, including consulting on the Las Vegas Monorail Project.


As a founder of Bus and Coach International in 2002, Mr. Oldridge supervised coach design,, overseeing component selection and maximizing low maintenance features. He also developed a customer support website, which makes available maintenance and support information accessible to customers and maintenance personal anytime through the Internet.


                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION


Currently our officers and directors receive no compensation for their services during the development stage of our business operations. They are reimbursed for any out-of-pocket expenses they may incur on our behalf. In the future once revenue is being generated, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. No officer or director salaries will be paid from the proceeds of this offering. We do not have any employment agreements in place with our officers and directors. We also do not currently have any benefits, such as health or life insurance, available to our employees.


                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Phillip         2010     0         0           0            0          0            0             0         0
Oldridge, CEO

Ian McAvoy,     2010     0         0           0            0          0            0             0         0
President,
Secretary,
CFO &
Treasurer

David           2010     0         0           0            0          0            0             0         0
Oldridge,
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          ----------------------------------------------------------------   ---------------------------------------------
                                                                                                                  Equity
                                                                                                                 Incentive
                                                                                                     Equity        Plan
                                                                                                    Incentive     Awards:
                                                                                                      Plan       Market or
                                                                                                     Awards:      Payout
                                         Equity                                                     Number of    Value of
                                        Incentive                            Number                 Unearned     Unearned
                                       Plan Awards;                            of        Market      Shares,      Shares,
           Number of      Number of     Number of                            Shares     Value of    Units or     Units or
          Securities     Securities    Securities                           or Units   Shares or     Other         Other
          Underlying     Underlying    Underlying                           of Stock    Units of     Rights       Rights
          Unexercised    Unexercised   Unexercised   Option      Option       That     Stock That     That         That
          Options (#)    Options (#)    Unearned     Exercise  Expiration   Have Not    Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable  Options (#)    Price       Date      Vested(#)    Vested      Vested       Vested
----      -----------   -------------  -----------    -----       ----      ---------    ------      ------       ------
Phillip        0              0             0           0           0           0           0           0            0
Oldridge

Ian McAvoy     0              0             0           0           0           0           0           0            0

David          0              0             0           0           0           0           0           0            0
Oldridge

                              DIRECTOR COMPENSATION
                                                                           Change in
                                                                            Pension
                                                                           Value and
                         Fees                            Non-Equity       Nonqualified
                        Earned                            Incentive        Deferred
                       Paid in      Stock     Option        Plan         Compensation     All Other
    Name                 Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----                 ----      ------     ------     ------------      --------      ------------     -----

Phillip Oldridge          0         0           0            0                0               0            0

Ian McAvoy                0         0           0            0                0               0            0

David Oldridge            0         0           0            0                0               0            0

On June 25, 2010, a total of 20,000,000 shares of common stock were issued to Ian B. McAvoy in exchange for cash in the amount of $20,000 or $0.001 per share.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our directors, and or
(iii) our officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                              Amount and Nature     Percentage
                                                                of Beneficial       of Common
Title of Class      Name and Address of Beneficial Owner          Ownership          Stock(1)
--------------      ------------------------------------          ---------          --------
Common Stock        Ian B. McAvoy, President                      20,000,000           100%
                    7000 Merrill Avenue, Suite 31                   Direct
                    Chino, CA  91710

Common Stock        Officers and/or directors as a Group          20,000,000           100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

N/A

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 20,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 20,000,000 shares have been issued to the existing stockholder, all of which are held by an officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities "initially issued" by a shell company (other than a business combination related shell company) or an issuer that has "at any time previously" been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 25, 2010, the Company issued a total of 20,000,000 shares of common stock to Ian B. McAvoy for cash at $0.001 per share for a total of $20,000.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

                              FINANCIAL STATEMENTS

The financial statements of Greentech Transportation Industries Inc. for the year ended July 31, 2010 and related notes, included in this prospectus have been audited by Chang Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                           Chang G. Park, CPA, Ph. D.
      * 2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108 *
      * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                         * E-MAIL changgpark@gmail.com *



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Greentech Transportation Industries
(A Development Stage Company)

We have audited the accompanying balance sheet of Greentech Transportation Industries (A Development Stage "Company") as of July 31, 2010 and the related statements of operation, changes in shareholders' equity and cash flow for the period from June 25, 2010 (inception) to July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greentech Transportation Industries as of July 31, 2010 and the result of its operation and its cash flow for the period from June 25, 2010 (inception) to July 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang Park
-----------------------------
CHANG G. PARK, CPA

August 30, 2010
San Diego, CA. 92108



        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------


                                                                        As of
                                                                       July 31,
                                                                         2010
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 20,000
                                                                       --------
TOTAL CURRENT ASSETS                                                     20,000
                                                                       --------

      TOTAL ASSETS                                                     $ 20,000
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan Payable - Related Party                                         $    801
                                                                       --------
TOTAL CURRENT LIABILITIES                                                   801

      TOTAL LIABILITIES                                                     801

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 150,000,000 shares
   authorized; 20,000,000 shares issued and outstanding
   as of July 31, 2010                                                   20,000
  Deficit accumulated during development stage                             (801)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                               19,199
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 20,000
                                                                       ========


                        See Notes to Financial Statements

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                                  June 25, 2010
                                                                   (inception)
                                                                     through
                                                                     July 31,
                                                                       2010
                                                                   ------------
REVENUES
  Revenues                                                         $         --
                                                                   ------------
TOTAL REVENUES                                                               --

GENERAL & ADMINISTRATIVE EXPENSES                                           801
                                                                   ------------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                     801
                                                                   ------------

NET INCOME (LOSS)                                                  $       (801)
                                                                   ============

BASIC EARNINGS PER SHARE                                           $       0.00
                                                                   ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                           20,000,000
                                                                   ============


                        See Notes to Financial Statements

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
              From June 25, 2010 (Inception) through July 31, 2010
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                            Common     Additional      During
                                               Common       Stock       Paid-in      Development
                                               Stock        Amount      Capital         Stage        Total
                                               -----        ------      -------         -----        -----

BALANCE, JUNE 25, 2010                             --     $      --     $    --       $    --      $     --

Stock issued for cash on June 25, 2010
 @ $0.001 per share                        20,000,000        20,000          --                      20,000

Net loss,  July 31, 2010                                                                 (801)        (801)
                                          -----------     ---------     -------       -------      --------

BALANCE, JULY 31, 2010                     20,000,000     $  20,000     $    --       $  (801)     $ 19,199
                                          ===========     =========     =======       =======      ========


                        See Notes to Financial Statements

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                   June 25, 2010
                                                                    (inception)
                                                                     through
                                                                     July 31,
                                                                       2010
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (801)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Loan Payable - Related Party                                          801
                                                                     --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              --

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             20,000
                                                                     --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          20,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                        20,000

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------

CASH AT END OF PERIOD                                                $ 20,000
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                           $     --
                                                                     ========

  Income Taxes                                                       $     --
                                                                     ========


                        See Notes to Financial Statements

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2010
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Greentech Transportation Industries Inc. (the Company) was incorporated under the laws of the State of Nevada on June 25, 2010. The Company was formed to engage in distributing competitively priced eco friendly low emission city transit buses, luxury motor coaches, recreational vehicles, automobiles and personal pleasure vehicles to the global market place with an initial emphasis on the Americas to meet environmental policy requirements.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected July 31, year-end.

B. BASIC EARNINGS PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2010
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

G. ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

H. NEW ACCOUNTING PRONOUNCEMENTS

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company's financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from June 25, 2010 (inception) to July 31, 2010 and generated a net loss of $801. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the development stage and has minimal expenses. Management believes that the Company's current cash of $20,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2010
--------------------------------------------------------------------------------

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Phillip Oldridge, an officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's officers and directors are involved in other business activities and may in the future, become involved in other business opportunities as they become available. Thus they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

As of July 31, 2010, $801 is owed to Phillip Oldridge and is non interest bearing with no specific repayment terms.

NOTE 6. INCOME TAXES

                                                             As of July 31, 2010
                                                             -------------------
     Deferred tax assets:
       Net operating tax carryforwards                            $    272
       Other                                                             0
                                                                  --------
       Gross deferred tax assets                                       272
       Valuation allowance                                            (272)
                                                                  --------

       Net deferred tax assets                                    $      0
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of July 31, 2010, the Company has a net operating loss carryforward of approximately $801. Net operating loss carryforwards expire twenty years from the date the losses were incurred.

                    GREENTECH TRANSPORTATION INDUSTRIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  July 31, 2010
--------------------------------------------------------------------------------

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On Jun 25, 2010 the Company issued a total of 20,000,000 shares of common stock to one director for cash at $0.001 per share for a total of $20,000.

As of July 31, 2010 the Company had 20,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following class of capital stock as of July 31, 2010:

     * Common stock, $ 0.001 par value: 150,000,000 shares authorized; 20,000,000 shares issued and outstanding.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through the date of issuance of the audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

                       Expenses(1)                      US($)
                       -----------                    ---------
                 SEC Registration Fee                 $    7.14
                 Legal and Professional Fees          $1,500.00
                 Accounting and Auditing              $4,000.00
                 Printing of Prospectus               $  492.86
                                                      ---------
                 TOTAL                                $6,000.00
                                                      =========

----------

(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Greentech Transportation Industries, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 25, 2010, the Company issued a total of 20,000,000 shares of common stock to Ian B. McAvoy for cash at $0.001 per share for a total of $20,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the Company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:


     Exhibit
     Number                   Description
     ------                   -----------

       3.1        Articles of Incorporation (previously filed)
       3.2        Bylaws (previously filed)
       5.1        Opinion re: Legality and Consent of Counsel (previously filed)
      23.1        Consent of Independent Auditor
      99.1        Subscription Agreement


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:


(1) To file, during any period in which it offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     1. Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chino, State of California on October 11, 2010.


                           Greentech Transportation Industries, Inc., Registrant


                           By: /s/ Phillip W. Oldridge
                              --------------------------------------------------
                              Phillip W. Oldridge, CEO
                              Principal Executive Officer and Director


                           By: /s/ Ian B. McAvoy
                              --------------------------------------------------
                              Ian B. McAvoy, Secretary, CFO, Treasurer,
                              Principal Financial Officer, Principal
                              Accounting Officer and Director


                           By: /s/ David Oldridge
                              --------------------------------------------------
                              David Oldridge, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Phillip W. Oldridge           Principal Executive Officer & Director      October 11, 2010
---------------------------   --------------------------------------      ----------------
Phillip W. Oldridge                     Title                                  Date


Ian B. McAvoy                 Principal Financial Officer & Director      October 11, 2010
---------------------------   --------------------------------------      ----------------
Ian B. McAvoy                           Title                                  Date


Ian B. McAvoy                 Principal Accounting Officer & Director     October 11, 2010
---------------------------   ---------------------------------------     ----------------
Ian B. McAvoy                           Title                                  Date